AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2004

                     REGISTRATION STATEMENT NO. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 DERMAPLUS, INC.
                                 ---------------

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



           Delaware                          2844                   54-2151979
           --------                          ----                   -----------
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)



          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                          LORENZO A. DELUCA, SECRETARY
                           372 FIFTH AVENUE, SUITE 10B
                               NEW YORK, NY 10018
                     TEL: (212)239-2339 FAX: (212) 239-7440

                         (AGENT FOR SERVICE OF PROCESS)

                          LORENZO A. DELUCA, SECRETARY
                           372 FIFTH AVENUE, SUITE 10B
                               NEW YORK, NY 10018
                     TEL: (212)239-2339 FAX: (212) 239-7440

                                   COPIES TO:
                           WILLIAM S. ROSENSTADT, ESQ.
                    RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP
                                405 PARK AVENUE,
                          NEW YORK, NEW YORK 10022-4405
                               TEL: (212) 935-0900
                               FAX: (212) 826-9307

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]




                                           CALCULATION OF REGISTRATION FEE
================================== ================ ======================== ========== ========== =================
                                                    Proposed Maximum         Proposed    Maximum   Amount of
Title    of   Each    Class    of  Amount   to  be  Offering Price Per       Aggregate   Offering  Registration Fee
Securities to be Registered        Registered       Security                 Price(1)
Common Stock, $0.001 par
value, to be registered by Issuer     1,000,000             $5.00                 $5,000,000       $633.50
Common Stock,  $0.001 par value,

================================== ================ ======================== ===================== =================



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE HAVE FILED A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 2004

                                1,000,000 Shares

                                 DermaPlus, Inc.

                                  Common Stock

All of the shares of common stock, $.001 par value, offered hereby which are being issued and sold by us on a self-underwritten basis, will be sold by using our officers, directors, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. at a price of $5.00 per share. There has been no material public trading market for our common stock and there can be no assurance that such a market will develop after completion of the offering or, if developed, that it will be maintained. For information regarding the factors considered in determining the public offering price of our common stock, see "Risk Factors".

The shares of our common stock, which will be offered and sold by us on a self-underwritten basis, will be sold by using our officers, directors, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. at a price per share of $5.00. At this time we have not identified any one entity to purchase our shares of common stock. We are not required to sell a minimum amount in this offering and funds received by us from this offering will not be placed into an escrow account.

We intend to apply to have our common stock quoted on the OTC-Bulletin Board simultaneous with the effectiveness of this prospectus.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" COMMENCING ON PAGE 3 AND "DILUTION" AT PAGE 11 BEFORE YOU DECIDE TO PURCHASE ANY OF OUR STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares of Common Stock are offered by us, subject to prior sale, when, as and if delivered to an investor and accepted by us and subject to approval of certain legal matters by our counsel and subject to certain other conditions. We reserve the right to withdraw, cancel or modify this offering and to reject any order in whole or in part.

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such State.

In the event we engage a broker-dealer to sell some or all of our shares, we anticipate paying a commission of no more than ten (10%) which reduce our proceeds by $500,000 if all 1,000,000 shares were sold subject to such commission.

          THE DATE OF THIS PRELIMINARY PROSPECTUS IS DECEMBER 29, 2004

                               PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Potential investors should carefully consider the information set forth under "Risk Factors" beginning on page 5.

DERMAPLUS

Dermaplus, Inc. ("DermaPlus", "we" or "us") was formed as a Delaware corporation on May 17, 2004. DermaPlus is a development stage skin care company that produces, designs and synthesizes protein polymers and incorporates them into uniquely formulated personal care products. Our business concept is to develop and commercialize products based upon the sophisticated, high performance biomaterials exclusively licensed from Matrix Design (See "Certain Shareholders") for use in the cosmetics and personal care markets. Our marketing and promotional efforts will feature the anti-aging and anti-wrinkle properties associated with the products formulated with DermaPlus ingredients. Dermaplus believes that its polymers can be topically applied to the consumer's skin and be taken up into the outer skin layers to replace damaged and missing proteins.

We intend to create a line of anti-aging and anti-wrinkle products that actually incorporate human tropoelastin and formulated specifically for users based on their group or individual genetic makeup. Human tropoelastin is the precursor protein to elastin, one of the proteins found in the Extracellular Matrix. The Extracellular Matrix, a complex structure that gives skin firmness and elasticity and surrounds and supports cells found within human tissues, is made up of protein polymers. These polymers include molecules such as elastin, laminin, keratin, fibrin and collagen. Together they give strength and elasticity to the skin, lung, arteries, and other tissues. DermaPlus believes that topically applied human tropoelastin can be absorbed through the skin where it may bond with the existing protein chains in the layers under the skin to increase the appearance of firm and smooth skin. DermaPlus currently is conducting tests with contract laboratories to establish the exact degree of uptake and plans to conduct safety and efficacy trials with human volunteers

Many Extracellular Matrix proteins exist in the skin in more than one form, reflecting the variable genetic makeup of human tissues. These combinations of forms are very complex and differ from tissue to tissue and they differ with age and from individual to individual. DermaPlus has developed and continues to improve a method of collecting data on the multiple forms of human elastin and is in the process of assembling a private database of elastin genetic sequences from human skin samples. This database will be used to guide the manufacture of polymorphic tropoelastin preparations that reflect the genetic characteristics of specified population groups or individuals.

Our products containing these tropoelastin polymorphs will be the first that can be specifically formulated with the aim of increased compatibility with the skin of the user based on genetic makeup.

Currently, human tropoelastin and other Extracellular Matrix proteins are synthesized by fermentation and available only in research quantities. When produced through fermentation, they are far too scarce and expensive even to be considered as an important ingredient in a personal care product. As far as we are aware, no other similar materials are currently available in personal care products.

We have designed and contracted the construction of a proprietary gene that can be incorporated into a green plant and cause the plant to synthesize human tropoelastin as it grows. We believe that these plants can be grown hydroponically in an enclosed facility, harvested and the human tropoelastin extracted in quantities sufficient to provide the large volumes and at the low costs necessary for use of this material in a wide range of personal care products. At present, we synthesize human tropoelastin, the precursor to elastin, but anticipate producing other extracellular matrix proteins in the future.

We have acquired from Matrix Design Inc. an exclusive worldwide license to commercially exploit certain of their patents, technology and related "know how" for a human elastin precursor, tropoelastin. The patents, originally developed by Burt D. Ensley, our Chairman of the Board and Chief Executive Officer, were subsequently assigned to MatrixDesign, as a result MatrixDesign became a principal shareholder of DermaPlus

(See Certain Transactions below). The licensed technology will be used to develop, manufacture and market sophisticated biopolymers for use in cosmeceuticals and other products for the personal care markets. The design of these materials is based on human genetic sequences and can be customized to reflect the genetic make-up of human tissues, population groups or even single individuals. We are supplementing commercially available information with our own private database of genetic sequences. This private database will guide the design of customized versions of elastin, collagen and keratin. The biopolymers will be harvested from specially developed transgenic plants. The resulting natural form of tropoelastin will be incorporated into the tissue matrix. We have financed our operations primarily through private sales of equity securities. As of December 29, 2004, we have raised approximately $292,000 from the sale of common stock and $200,000 from the issuance of promissory notes which were subsequently converted into common stock. Management expects to incur substantial expense in researching, developing manufacturing and marketing products based upon our proprietary and licensed technologies. The pace of this development will depend, in large part, on the ongoing cash position.

We intend to pursue, as part of our business strategy, marketing and other promotional activities which may involve the expenditure of significant funds. We currently have no agreements for additional financing and such funds may not be available, when and if needed, on acceptable terms or at all.

Our principal executive offices are located at 372 Fifth Avenue, New York, NY 10018, and our telephone number is (212)-239-2339.

                                  THE OFFERING

SECURITIES OFFERED

Shares .................................... 1,000,000

Price Per Share.......................... $5.00

Shares of common stock outstanding after offering assuming maximum number of shares sold.......... 6,790,000

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

ESTIMATED USE OF PROCEEDS

We intend to use substantially all of the net proceeds for research and development and to finance our expansion primarily through the purchase of required equipment, hiring necessary personnel, regulatory compliance, and marketing and advertising of the initial product.

RISK FACTORS

For a discussion of the risks you should consider before investing in our shares, read the "Risk Factors" section.

                             SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                          STATEMENT OF OPERATIONS DATA

                                      INCEPTION (MAY 2004) THROUGH
                                      SEPTEMBER 30, 2004

                  REVENUES                                                   $ 0
                  NET (LOSS)                                         $ (183,957)
                  (LOSS PER COMMON SHARE)                               $ (0.12)

                  WEIGHTED AVERAGE NUMBER OF
                  COMMON SHARES OUTSTANDING                            1,535,285


                               BALANCE SHEET DATA

                                      SEPTEMBER 30, 2004

                  WORKING CAPITAL (DEFICIT)                              $87,028
                  TOTAL ASSETS                                          $126,685
                  TOTAL LIABILITIES                                      $37,657
                  STOCKHOLDERS' EQUITY                                    89,028


SEE FINANCIAL STATEMENTS

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING:

RISK FACTORS RELATING TO OUR BUSINESS AND THE OFFERING TOGETHER WITH ALL THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS. COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHOSE FINANCIAL POSITION AND RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS OF LOSS.

THIS PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating DermaPlus, its business and prospects before purchasing the common stock.

THE TIMING AND AMOUNT OF CAPITAL REQUIREMENTS ARE NOT ENTIRELY WITHIN OUR CONTROL AND CANNOT ACCURATELY BE PREDICTED AND AS A RESULT, WE MAY NOT BE ABLE TO RAISE CAPITAL IN TIME TO SATISFY OUR NEEDS.

We will need to procure additional financing by March 1, 2005. We have no commitments for financing and cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

CONCENTRATED OWNERSHIP OF OUR COMMON STOCK MAY ALLOW CERTAIN SECURITY HOLDERS TO EXERT SIGNIFICANT INFLUENCE IN CORPORATE MATTERS WHICH MAY BE ADVERSE TO THE PUBLIC INVESTOR.

Prior to the offering, Burt Ensley, owns directly or indirectly 2,450,000 or 42% of our outstanding common stock. If we sell all of the 1,000,000 shares being offered by us, Mr. Ensley will own approximately 36% of our outstanding shares of common stock. Prior to the offering, the members of the board of directors as a group own directly or indirectly 5,770,000 shares or 99.6% of our outstanding common stock. If we sell all of the 1,000,000 shares being offered by us the members of the board of directors as a group will own approximately 85% of the outstanding shares, Such concentrated control allows Burt Ensley, individually, and the members of the board of directors collectively to exert significant influence in matters requiring approval of our stockholders. As holders of a majority of the outstanding common stock, they are in a position to direct DermaPlus in ways which may not ultimately be in the minority shareholders best interests. For example a control person in Burt Ensley's position could enter into business arrangements with third parties affiliated with Mr. Ensley, which may not be on equal terms with such arrangements with independent third parties.

Following consummation of the offering, the current stockholders will own 85% of the outstanding shares. Consequently, they will continue to have the ability to direct management of DermaPlus. The existing shareholders have also entered into a Shareholders Agreement that requires the existing shareholders to vote for the current directors.

WE HAVE BEEN INCURRING LOSSES FROM OPERATIONS SINCE OUR INCEPTION IN 2004 AND AT SEPTEMBER 30, 2004 HAD AN ACCUMULATED DEFICIT OF $183,957.

As of September 30, 2004, we had an accumulated deficit 0f $183,957 and although we believe that our business development will be successful and that we will become profitable, no assurance can be given in this regard.

WE ARE A DEVELOPMENT STAGE COMPANY AND ARE THUS A LESS STABLE BUSINESS THAN ONE WITH A SIGNIFICANT OPERATING HISTORY.

The proceeds of this offering are necessary for continuance of our operations and such operations are subject to numerous risks associated with establishing a new business, including being subject to intensive governmental regulation, as well as competition from numerous well-capitalized companies. We will be required to conduct significant product development and testing activities which, together with projected general and administrative expenses, are expected to result in continued and substantial losses for the foreseeable future. Accordingly, there can be no assurance that we will be able to develop adequate revenue sources or that its operations will become profitable. We do not plan to pay any cash dividends in the foreseeable future. We intend to retain earnings to finance our growth.

Because of the early stage of our existence and our research and development programs, we have no current investments in manufacturing, marketing or product sales resources. There can be no assurance that we will be able to develop such resources. Significant additional expenditures and management resources will be required to develop such internal capabilities. However, since commercializing the technology will require substantial additional funds and expertise, there can be no assurance that we will be able to make the successful transition to commercial production or that the necessary funds will become available.

OUR TECHNOLOGY IS REVOLUTIONARY AND THUS MAY NOT WORK.

At the present time, our potential products are in the early stages of commercialization. Our products may require additional research, development, nutritional or clinical trials and field testing. A high degree of uncertainty exists concerning our ability to achieve formulations that do not alter the compound's effectiveness, shelf life, appearance or other characteristics.

A high degree of uncertainty exists concerning market acceptance of our products. We believe there will be a growing market demand for our products, although there can be no assurances that this will occur. Whether or not commercialization is viable is dependent upon numerous factors, many of which are beyond our control, including but not necessarily limited to, public acceptance and governmental regulation of its personal care products.

The chosen host source of the tropoelestin polymer may be too expensive for the intended use because the manufacturing process does not produce sufficient quantities or at sufficient yields. The protein may be unstable during storage or during formulation so that it is impractical to incorporate this material into a skin care ingredient. The protein may not penetrate the outer layer of skin sufficiently to provide an immediate benefit, or may not become incorporated into the skin structure after penetration. The protein may be unsuitable for its intended use because the source material causes irritation or some other adverse reaction during use.

The time period required for commercialization at a level to permit us to be self-sufficient and to operate without infusion of capital from third parties is uncertain. There can be no assurance that our proposed products will receive any required regulatory approvals, when necessary, that they will be accepted by the public at large, that they can be offered commercially at prices competitive with alternative technologies, that competitors will not hold proprietary rights which preclude us from marketing similar products, or that competitors do not or will not make superior products. We have not yet produced any products or earned revenues, and have incurred losses since inception. We will need to be adequately capitalized in order to complete the development of our technology and create salable consumer products. In addition, we will need to advertise, market and promote the product to consumers to obtain a minimal level of market acceptance. Finally, we will need to achieve certain business and financing milestones to maintain our technology license. We may not be able to satisfy any of these requirements on a timely basis, or at all.

IN THE EVENT THAT OUR PATENTS ARE SUCCESSFULLY CHALLENGED OR OUR PROPRIETARY RIGHTS ARE INFRINGED IN ANY MATERIAL WAY WE MAY GO BANKRUPT.

Our success will, in part, depend on our ability to obtain patents on our products, obtain licenses to use third party technologies, protect our trade secrets and operate without infringing on the proprietary rights of others. There can be no assurance that the pending patent applications will be issued as patents, that any issued or pending patent will provide us with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by us or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement of a patent would be substantial. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate our technology or design around the patented aspects of our technology. There is no assurance that our proposed technology will not infringe patents or proprietary rights owned by others, licenses to which may not be available to us.

We also rely upon unpatented proprietary technology. There can be no assurance that we can adequately protect our rights in such unpatented proprietary technology, or that others will not independently develop substantially equivalent proprietary information or techniques, otherwise gain access to our proprietary technology, or disclose such technology.

WE COMPETE IN THE HIGHLY COMPETITIVE WORLD OF PERSONAL CARE PRODUCTS. FURTHER, WE ARE UNDER-CAPITALIZED AND HAVE NO PRESENCE IN THE INDUSTRY.

We are engaged in the personal care field, which is characterized by extensive research efforts, rapid technological progress and intense competition. Our future success will depend in part on our ability to maintain a competitive position with respect to evolving technologies. There can be no assurance that existing approaches or those under development or developed in the future by others will not render our products under development obsolete or noncompetitive. We compete against numerous companies, most of which have substantially greater financial, research and development, testing, marketing and production resources than us and are better equipped than us to develop, market and manufacture competitive products and services. Several such companies have programs, or have initiated active product development programs for personal care products similar to those of DermaPlus.

THERE IS A LIMITED AVAILABILITY OF CONCLUSIVE CLINICAL STUDIES AND AS A RESULT WE MAY ENCOUNTER UNFORESEEN LIABILITIES SUCH AS THE INJURY OF PERSONS USING OUR PRODUCT.

Our products contain innovative ingredients or combinations of ingredients. Although we believe all of our products to be safe when used as directed by us, there is little long-term experience with human use of these innovative product ingredients or combinations thereof. Although we have contracted with independent laboratories to perform research and/or test the formulation and production of our products, we have, to date, only begun to sponsor limited studies, which are as yet incomplete and additional testing and trials may be needed. As a result, there is a risk that someone using our product may experience significant negative side effects which may permanently harm them.

WE DO NOT CURRENTLY MAINTAIN PRODUCT LIABILITY INSURANCE AND AS A RESULT WE MAY NOT BE ABLE SATISFY OUR OBLIGATIONS IN THE EVENT THAT A CLAIM IS MADE AGAINST US.

Clinical trials or marketing of any of our potential personal care products may expose us to liability claims from the use of these products. We currently intend to obtain product liability insurance at the appropriate time; however, there can be no assurance that we will be able to obtain or maintain insurance on acceptable terms for our clinical and commercial activities or that such insurance would be sufficient to cover any potential product liability claim or recall. Failure to have sufficient coverage could have a material adverse effect on our business and results of operations.

As our operations and activities expand, the potential for litigation alleging that we are responsible for harm caused by our normal operations, negligence or other misconduct in the course of our business activities will similarly increase. Such litigation, if significant and not adequately insured against, could adversely affect our operations and financial condition. Involvement in protracted litigation would likely result in expenditure of significant amounts of ours time, effort and resources, and may prevent management from focusing on our operations.

OUR PRODUCTS MAY BE SUBJECT TO GOVERNMENT REGULATION

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of personal care ingredients such as those being sold by us are subject to regulation by a number of federal, state and foreign agencies, principally, the Food and Drug Administration ("FDA") and the Federal Trade Commission ("FTC"). Among other matters, such regulation is concerned with health claims made with respect to a product that assert the healing or health value of such product. Such agencies have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labels or advertising, requiring consumer redress (for example, by requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure, imposing civil penalties, or commencing criminal prosecution. Federal and state agencies have in the past used these remedies in regulating participants in the personal care industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, increased sales and publicity of personal care products may result in increased regulatory scrutiny of the industry. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business, financial condition or results of operations.

THE PROJECTED FUTURE GROWTH OF THE PERSONAL CARE MARKET MAY NOT OCCUR AND OUR BUSINESS MAY SUFFER AS A RESULT.

Although market data referred to in this Prospectus regarding the size and projected growth rates of the personal care market indicate that such markets are large and growing, there can be no assurance that such markets are as large as reported or that such projected growth will occur or continue. Market data and projections, such as those presented in this Prospectus, are inherently uncertain and subject to change. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control. There can be no assurance that an adverse change in size or growth rate of the nutritional supplements market will not have a material adverse effect on us.

WE ONLY HAVE ONE EMPLOYEE AND AS A RESULT WE ARE DEPENDENT ON HIS SERVICES THE LOSS OF WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT UPON US.

Burt Ensley is our sole employee as well as our Founder, Chairman and President. Although Mr. Ensley has an exclusive employment contract with us and is our largest shareholder, there can be no assurance that he will remain with us during the term of his respective contract. In the event that we were to lose Mr. Ensley as an employee our business operations would cease.

PURCHASERS OF THE SHARES OFFERED HEREBY WILL INCUR IMMEDIATE SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF APPROXIMATELY $4.14 OR 84% PER SHARE.

Our present shareholders have acquired their respective equity interests at a cost substantially below the offering price. Accordingly, the public investors will bear a disproportionate risk of loss per share.

BEFORE THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK AND IF NO MARKET DEVELOPS, INVESTORS WOULD BE UNABLE TO SELL THEIR SECURITIES.

We are not sure that a public trading market for our common stock will develop after this offering, or that the public offering price will correspond to the price at which our common stock will trade subsequent to this offering. The stock market has experienced price and volume fluctuations which have resulted in changes in the market prices of stocks of many companies that may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of our common stock following this offering. In addition, the market price of our common stock following this offering may be highly volatile. Factors such as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or our competitors, changing market conditions in the industry, changing government regulations, developments concerning our proprietary rights or litigation, many of which are beyond our control, may have an adverse effect on the market price of the common stock.

WE MAKE ESTIMATES OF OUR FUTURE IN FORWARD-LOOKING  STATEMENTS.

The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We cannot assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

THE PENNY STOCK RULES.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                                 USE OF PROCEEDS

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:



       Registration Fee.................................    $    655
       Printing and Engraving Expenses .................    $  5,000
       Accounting Fees and Expense .....................    $ 25,000
       Legal Fees and Expenses .........................    $ 50,000
       Transfer Agent's Fees and Expenses ..............    $  1,500
       Miscellaneous ...................................    $  5,500

                                   Total................    $ 87,155



We do not have a firm commitment from any party to purchase any of the shares being offered by us. We intend to sell the shares ourselves or through broker/dealers. The following table discloses the gross proceeds less offering expenses (as detailed above) we would realize from the sale of the related numbers of shares.

These proceeds are intended to be utilized substantially for working capital and general corporate purposes as well as the costs and expenses associated with our further research and development of our products. However, such efforts do not include the merging with or acquisition of any business as we have no plans to do either at this time.

Regardless of whether we sell any shares of our Common Stock, we have incurred approximately $100,000 in costs and expenses in regards to the preparation of the Registration Statement of which this Prospectus forms a part.

If we sell the maximum number of shares offered by this Prospectus, the net proceeds to us from this offering are expected to be adequate to fund our working capital needs for at least the next twelve (12) months. Pending maximum use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in sort-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks. If we sell less than 25% of the securities offered hereby, we will need additional capital to maintain our working capital needs for the next twelve (12) months.

                         DETERMINATION OF OFFERING PRICE

The offering price has no relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business and potential business expansion. The offering price was determined arbitrarily between our officers and board of directors.

                                    DILUTION

As of September 30, 2004, the pro forma net tangible book value of our common stock was $0.02 per share. Net tangible book value per share is equal to the Company's total tangible assets less liabilities, divided by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the 1,000,000 shares of Common Stock offered hereby at the estimated public offering price of $5.00 per share and the application of the net proceeds as set forth under "Use of Proceeds", the pro forma net tangible book value of our common stock at September 30, 2004 would have been $4,501,863 or $0.862 per share. This represents an immediate increase in pro forma net tangible book value of $0.842 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $4,138 per share to persons purchasing shares at the public offering price in the offering ("New Stockholders"). The following table illustrates this dilution:

Assumed public offering price $5.00 Pro forma net tangible book value per share before the offering $0.02 Increase in net tangible book value per share attributable to New

     Stockholders $0.846 Pro forma net tangible book value per share after the offering $0.862 Dilution per share to New Stockholders $4.138

(1) Dilution is determined by subtracting pro forma net tangible book value per share, after giving effect to the offering, from the assumed initial offering price per share.

The following tables summarize the relative investments of investors pursuant to this offering and the current shareholders of DermaPlus.



                                       ASSUMING 100% OF THE OFFERING (1,000,000 SHARES) SOLD

                                                           Current             Public
                                                         Stockholders         Investors               Total
                                                       -----------------  ------------------  ------------------------

Number of shares of common stock purchased                    5,790,000           1,000,000                 6,790,000
Percentage of outstanding common stock after
offering

Gross consideration paid                                       $274,000          $5,000,000                $5,274,000
Percentage of consideration paid                                   5.2%               94.8%                      100%
Average consideration paid                                       $0.047               $5.00                    $0.776




                                 ASSUMING 75% OF THE OFFERING (750,000 SHARES) SOLD


                                                           Current             Public
                                                         Stockholders         Investors               Total
                                                       -----------------  ------------------  ------------------------

Number of shares of common stock purchased                    5,790,000             750,000                 6,540,000
Percentage of outstanding common stock after                      88.5%               11.5%                      100%
offering

Gross consideration paid                                       $274,000          $3,750,000                $4,024,000
Percentage of consideration paid                                   6.8%               93.2%                      100%
Average consideration paid                                       $0.047               $5.00                    $0.615




                                 ASSUMING 50% OF THE OFFERING (500,000 SHARES) SOLD


                                                           Current             Public
                                                         Stockholders         Investors               Total

Number of shares of common stock purchased                    5,790,000             500,000                 6,290,000
Percentage of outstanding common stock after                        92%                  8%                      100%
offering

Gross consideration paid                                       $274,000          $2,500,000                $2,774,000
Percentage of consideration paid                                   9.8%               90.2%                      100%
Average consideration paid                                       $0.047               $5.00                     $0.44



                                ASSUMING 25% OF THE OFFERING (250,000 SHARES) SOLD


                                                           Current             Public
                                                         Stockholders         Investors               Total
Number of shares of common stock purchased                    5,790,000             250,000                 6,040,000
Percentage of outstanding common stock after                      95.8%                4.2%                      100%
offering

Gross consideration paid                                       $274,000          $1,250,000                $1,524,000
Percentage of consideration paid                                  17.9%               82.1%                      100%
Average consideration paid                                       $0.047               $5.00                    $0.252


In the future, we may issue additional shares, options, warrants, and we may grant stock options to our employees, officers, directors and consultants under our stock option plan, all of which may further dilute our net tangible book value.

                                 CAPITALIZATION

The following table sets forth the long-term debt and capitalization of the Company as of September 30, 2004 on a historical basis.

The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.



                                                       Actual
                                                       ------
Stockholders' Equity (Deficit):

Common Stock, $.001 par value, 50,000,000 authorized
   4,220,000 shares; issued and outstanding;
   6,790,000 shares (as adjusted - maximum)                   $      4,220

Additional Paid In Capital                                         269,780

Retained Earnings (deficit)                                      (183,957)

Stock Subscription Receivable                                      (1,015)
                                                                   -------

Total stockholders' equity                                          89,028

                                                        $
          Total capitalization                                      89,028
                                                        ==================



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of our operations for the period ended September 30, 2004 from the inception (May
2004). This discussion should be read in conjunction with our financial statements, and the related notes thereto appearing elsewhere in this registration statement. In addition, this discussion contains forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein.

CRITICAL ACCOUNTING POLICIES:

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

RESULTS OF OPERATIONS:

Substantial positive and negative fluctuations can occur in our business due to a variety of factors, including variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in this early stage of our operations. In addition results of operations, which have fluctuated in the past and may vary in the future, continue to be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

PERIOD ENDED JUNE 30, 2004 ORGANIZATION OF THE COMPANY. During the period from inception (May 17, 2004) we were in the process of organization, setting up our Board of Directors and performing general governance procedures. During this time we incurred an operating deficit of $183,957 which is primarily attributed to the costs of incorporation.

QUARTER ENDED SEPTEMBER 30, 2004 During this first full quarter of operation we spent approximately $12,000 to prepare a business plan and summary, $15,000 in accrued salaries, $12,500 for Professional and Legal fees and $24,500 for board of director expenses, office and miscellaneous expenses. We spent $114,575 in designing and synthesizing specific tropoelastin genes and demonstrating elastin expression in plants, developing methods of genetic analysis for polymorphs of human tropoelastin; and creating a preliminary genetic database on human elastin. In addition, we have begun demonstrating the extent of dermal uptake of this new form of elastin.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our operations primarily through private sales of equity securities. As of September 30, 2004, we raised approximately $274,000 from the sale of common stock and certain services for stock. Subsequent to September 30, 2004, we raised $200,000 in loans that were subsequently converted into to stock.

Management expects to incur substantial expense in implementing its business plan. The pace of this implementation will depend, in large part, on the ongoing cash position. Management believes that the net proceeds of the offering, together with our available cash, will be sufficient to meet our operating expenses and capital requirements for at least twelve (12) months following completion of this Prospectus. However, these expectations are based on certain assumptions concerning the costs involved in purchase of equipment and hiring of personnel for the establishment of the preliminary test site and the collection of data from that site. These assumptions concern future events and circumstances that management believes to be significant to our operations and upon which its working capital requirements will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this Prospectus.

In addition, we require additional funding in order to achieve our operating objectives. Such funding will be necessary for us to develop and expand the "professional" and "direct-to-consumer" marketing strategies we have selected for sale of our personal care products.

PLAN OF OPERATION

Upon the closing of the offering, we intend to commence scale-up, testing, manufacturing and commercial sales of our personal care products and product lines.

Upon completion of the preliminary laboratory studies and clinical studies, we intend to market our products. Commencement and expansion of sales and marketing activities will require funds to begin marketing initiatives, advertising and public relations efforts and development of association alliances, as well as to increase sales staff headcount and tradeshow attendance. In all likelihood, additional financing will be required to conduct full-scale sales and marketing activities.

Our plan assumes the completion of this offering in the first quarter of 2005 and includes the following activities over the next 12 months:

      (i) The establishment of pilot and commercial scale manufacturing facilities for the specialized biomass to be used in the final product including the purchasing and installing of equipment and hiring of personnel The pilot scale process includes propagating the engineered plants, harvesting the biomass and extracting and drying the protein product. This process is expected to provide sufficient material for dermatological studies and initial marketing and sales;

      (ii) Expansion of a genetic database for personal care ingredients. These data will be used to design formulations based on the variations in human genetic sequences identified through analysis of the database. Formulations are planned to be developed that are reflective of the genetic makeup of the intended user, or population group represented by the intended user;

      (iii) Brief clinical studies with collaborating dermatologists or testing laboratories will be undertaken to evaluate the performance of a tropoelastin formulation;

      (iv) Formulation and manufacturing of finished product using Contract manufacturing facilities for production, blending, quality analysis and finishing of our products. The Company will provide the dried plant extract to be incorporated into the final finished product; and

      (v) Establish a sales and marketing organization to market, distribute, and fulfill a proprietary line personal care products, and/or joint venture with existing organizations that can distribute the product.

If we begin to accrue meaningful amounts of revenues from the sales of products to third parties, we may need additional capital to finance its accounts receivable. The amount of funds required to finance revenue growth will depend upon the rate of sales growth, the timeliness of payments from customers, the availability of receivables and inventory financing from third parties, and the extent to which we permit (and our customers select) financing arrangements other than payment upon delivery. The terms of the arrangements (including payment timing) with any third-party finance company, and the frequency with which such company allows, and its customers select, such arrangements, will have a direct impact upon our working capital needs.

IMPACT OF INFLATION

To date inflationary factors have not had a significant effect on our operations. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within our industry, the ability to continue to expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers.

                                    BUSINESS

HISTORY AND DEVELOPMENT

We were incorporated pursuant to the laws of Delaware on May 17, 2004 under the name DermaPlus, Inc.

THE SCIENCE BEHIND OUR PRODUCTS

DermaPlus is a development stage skin care company that produces, designs and synthesizes protein polymers and incorporates them into uniquely formulated personal care products.

These protein polymers make up the Extracellular Matrix, a complex structural entity which surrounds and supports cells that are found within human tissues. The polymers include molecules such as elastin, laminin, keratin, fibrin and collagen. Together they impart strength and elasticity to the skin, lung, arteries, and other tissues. At present the Company synthesizes human tropoelastin, the precursor to elastin, but anticipates producing other Extracellular Matrix proteins in the future.

We intend to create anti-aging products that incorporate human tropoelastin formulated specifically for users based on their genetic makeup. Unlike the array of products on the market today that reduce the appearance of wrinkles through sophisticated moisturizing and plumping, our products are the first to provide human tropoelastin to the skin surface.

We believe that a fraction of human tropoelastin, when combined with carrier agents and applied to the skin surface will penetrate the outer epidermal layer. Once within the biochemical environment of the skin, the human-identical tropoelastin is expected to become incorporated into the extracellular matrix and increase the elastin content of the skin, reducing the appearance of superficial wrinkles. We are currently conducting tests with contract laboratories to establish the exact degree of tropoelastin absorption by skin. We also intend to conduct safety and efficacy trials with human volunteers in the future.

Many Extracellular Matrix proteins exist in the skin in more than one form, reflecting the variable genetic makeup of human tissues. These combinations of forms are unexpectedly complex and differ from tissue to tissue, with age and from individual to individual. We have developed and continue to improve upon a method of collecting data on the multiple forms (polymorphs) of human elastin and is in the process of assembling a private database of tropoelastin genetic sequences from human skin samples. This database will be used to guide the manufacture of polymorphic tropoelastin preparations that match the genetic characteristics of a selected or specified population group.

The personal care products containing these tropoelastin polymorphs will be the first that can be specifically formulated for increased compatibility with the skin of the user based on their genetic makeup. Benefits of this increased compatibility include a lower chance of skin sensitivity and increased product efficacy.

Currently, human tropoelastin and other Extracellular Matrix proteins are synthesized by fermentation and available only in research quantities. When produced through fermentation, they are far too scarce and expensive even to be considered as an important ingredient in a personal care product. As far as we are aware, no other similar materials are currently available in personal care products. We have designed and contracted the construction of a proprietary gene that can be incorporated into a green plant and cause the plant to synthesize human tropoelastin as it grows. We believe that these plants can be grown hydroponically in an enclosed facility, harvested and the human tropoelastin extracted at a yield sufficient to provide the large volumes and low costs necessary for use of this material in personal care products. We plan to manufacture other Extracellular Matrix proteins using this method in the future. We have a contractor currently assembling the engineered plants to be used in the manufacturing process. We intend to scale up the tropoelastin manufacturing processing in leased facilities.

MARKET OPPORTUNITY

The world market for wrinkle-reducing cosmeceutical products totaled $14.5 billion in 2003, an increase of 9.5% over the previous year. By 2008, this global market is projected to reach $21.7 billion, based on a forecasted compound annual growth rate (CAGR) of 8.4% from 2003 to 2008 (as reported by Theta Reports Cosmeceuticals: Global Marketing & Breakthrough Therapies Report No. 1246 June 2004).

The general aging of populations is expected continue to drive the market. Our patented processes for the design and production of personal care products provides a competitive advantage in this market.

Another attractive market segment is US ethnic personal care markets. It has become a major source of revenue with 1996 sales estimated at $970 million (C&E News, April 12, 2000). Formulations designed for specific ethnic groups currently have double-digit sales growth rates. DermaPlus plans to compete directly in those segments.

BUSINESS STRATEGY

We intend to develop a cosmeceutical business based on customized personal care ingredients identical to those in human skin. We intend to evaluate sales of our products through trial marketing efforts conducted in-house and sales via dermatologists and spas. As our independent cosmeceutical business grows, we will evaluate how to best increase its profitability. Marketing efforts will be bolstered by laboratory and clinical studies supporting product performance claims.

Cosmeceutical skin-care products can be sold through the same channels that currently sell cosmetics, allowing for the difference in markets between cosmetics and cosmeceuticals. For example, health and natural food stores hold a significant share of the anti-aging products retail market, followed by chain drugstores and mass merchandisers, but they are not nearly as large in the anti-aging cosmeceutical products category. The main cosmeceutical distribution channels and some of their characteristics are:

Prestige Products. The most important distribution channel for prestige products is the cosmetics departments of department stores. The balance is sold in specialty shops, beauty salons, dispensing dermatologists, fitness centers and personal care practitioners that all sell special brands of personal care ingredients.

Interestingly, department stores, although they are a major purveyor of upscale skin-care products, are not currently the major sellers of other anti-aging products. The dermatology business is very competitive. The market in the developed countries of the world is supplied by over one hundred companies. This segment is a target for DermaPlus' personal care ingredients because high costs will not deter those that are able to afford our more expensive, but also more effective, products.

Mass Market. Mass retailers, such as drugstores, discount stores and supermarkets, together have a large share. Chain drugstores are the leading mass channel, although supermarkets and mass merchandisers are growing rapidly. As part of the overall trend to devote more shelf space to skin-care products, retailers are allocating more shelf space to cosmeceutical products and are expanding their assortment. They often cross-merchandise cosmeceuticals in the cosmetics and skin-care sections.

Direct Sales Market. Direct Sales comprises door-to-door, mail order, catalogue, multilevel marketing and television ordering and infomercials. This is the other segment that DermaPlus will pursue early on by negotiating agreements with one or more multilevel marketing companies, and by selling proprietary ingredients on a non-exclusive basis.

Mail order customers are reached through print and electronic advertising and through web sites on the Internet. Multilevel marketing organizations, such as NuSkin International, sell products that generally cannot be obtained in stores.

Television has rapidly growing consumer appeal and is ideally suited for "concept" products, such as MatrixDesign's. We will actively explore the opportunities of selling products with its ingredients to companies advertising on television channels, such as QVC.

Our marketing efforts will not be solely product - related. Since our personal care ingredients, based on human proteins and biotechnology, is a new concept, we will use the national media attention to focus on our story. We will also increase industry awareness of our products through advertising and trade shows.

Alternatives approaches to developing these products include to contract for proprietary manufacturing, introduce additional products related to existing ones, explore new product areas, expand to other domestic markets and/or grow internationally. Marketing is anticipated to be Direct To Consumer, as this is the most effective method of making the customer aware of "the story" involving elastin and other human polymers. Actual sales will be carried out through DTC and selected third parties such as spas and dermatologists and multilevel marketing organizations. Because these products can eventually be designed to match the genetic profile of the intended customer, product design is intended to be integrated with a marketing plan. The product will at some point in the future literally contain a material design based on analysis of the intended customer's elastin genetic profile. A marketing effort calculated to exploit this novel factor would follow several steps:

(i) A target customer  population in a specific area will be identified (Example
- Hispanic women aged 35 - 60 living in East Los Angeles);

(ii) Samples taken from a representative population of this group will be analyzed for a characteristic pattern of elastin polymorphisms in the mRNA;

(iii) An elastin product closely matching or identical to the pattern established by the mRNA analysis will be manufactured in plants and formulated into a skin care product. This product will "be" the customer at the molecular level;

(iv) A simultaneous marketing analysis of this group will be carried out to identify preferences, buying patterns, pricing, advertising, sales locations;

(v) A marketing campaign aimed specifically at this customer group will be planned and executed; and

(vi) Initial product launch and sales will be monitored and adjusted to maximize the efficiency in expanded efforts to additional target population groups.

Competition. The US cosmetic skin-care market is highly segmented, with few major national competitors. Only four companies; Estee Lauder, Procter & Gamble, L'Oreal and Lever-Ponds have more than a 5% share of the market. Market shares generally are divided on a producer and regional basis as well as by means of distribution. In addition, there are a large number of in-house and toll manufacturers that produce cosmetic ingredients. These ingredients are generally inexpensive to manufacture, but often are ineffective.

Major competitors in each distribution channel are:

Prestige Sales. Cosmetic houses are the primary marketers of prestige cosmeceutical product lines. These range from privately held independents, such as Estee Lauder, to divisions of conglomerates, such as Elizabeth Arden, a division of Unilever.

Direct Sales. Large personal care catalog companies, such as Avon and Mary Kay, lead the group of alternative marketers. Niche marketers, which specialize in anti-aging treatments, include CCA, Chantel Pharmaceuticals and University Medical.

Mass Market. Pharmacia & Upjohn and Cosmair are leaders in the mass market. Other large players are Unilever, Scott, Beiersdorff, Johnson & Johnson and others, including private label companies. There are myriad mid to small size cosmetic marketers and formulators.

The growing ethnic markets have attracted the attention of both specialized and mainstream marketers. Whereas mainstream marketers, such as Cosmair and Procter & Gamble, tend to target ethnic consumers through line extensions rather than separate brands, smaller ethnic skin-care marketers formulate specific products for Africans, Hispanics and Asians.

Some of the more important activities in the developing cosmeceutical market are:

      o Clinique is now offering stop signs, an anti-aging serum containing select botanical ingredients, vitamins and anti-oxidants available at Neiman Marcus.

      o Biotec is promoting Skin Life Formula Q10 which contains plant collagen (Natto Gum) plant albumin, superphyco D and coenzyme Q10 (Source: Biotec, USA Research Technology and Beauty 33101 New Mexico Ave, NW Washington, DC 20016, 877-364-9577).

      o Princess Marcella Borghese is offering Spa Lift For Face with bio-engineered involucrin-protein complex, which is claimed to mimic the involucrin protein in skin cells (Mirabella, April, 1993 p.
            112).

      o Shiseido has established an Institute for Advanced Skin Research in Tokyo, and OSI Pharmaceuticals, New York University and Pfizer recently formed Anaderm, Inc. (Uniondale, NY) to apply modern drug discovery tools in finding pharmacological agents for cosmetic use, according to Arthur Bruskin, VP of drug discovery.

      o Senetek PLC (Napa, CA) has developed Kinetin, a plant hormone that retards aging in plants and delays age-related changes in cultured human skin cells. Kinetin has shown good-to-excellent response in partially reversing the clinical signs of photo-damaged facial skin.

      o Kinetin is a key ingredient in skin care products sold by Osmotics (Denver, CO) at upscale department stores and in products distributed through dermatologists by ICN Pharmaceuticals (Costa Mesa, CA) (GEN May 1, 2000 pp. 45).

Manufacturing Process. We are developing and testing a manufacturing process for growing transgenic plants in water without soil. These plants will produce the desired human biopolymers during the growth process. The initial planned capacity will be sufficient to exceed expected demand.

We intend to transition to a contract grower to cultivate the plants from seed supplied by us. The plant material containing the desired cosmeceutical would be dried and then shipped to a manufacturer for formulation and bottling. We do not currently have contracts with contract growing or formulation/bottling.

Intellectual Property and Proprietary Rights. We hold the exclusive rights to two issued United States patents covering tropoelastin isomorphs as cosmetic ingredients. Exclusive rights to these patents have been licensed to us. We will receive assignments or excusive licenses to pending patents and believes that the issued and pending patents will enable it to establish an advantage position in personal care ingredients. We expect that future improvements and discoveries will be covered by additional patent applications.

Government Regulation

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of personal care ingredients such as those being sold by us are subject to regulation by a number of federal, state and foreign agencies, principally, the Food and Drug Administration ("FDA") and the Federal Trade Commission ("FTC"). Among other matters, such regulation is concerned with health claims made with respect to a product that assert the healing or health value of such product. Such agencies have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labels or advertising, requiring consumer redress (for example, by requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure, imposing civil penalties, or commencing criminal prosecution. Federal and state agencies have in the past used these remedies in regulating participants in the personal care industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, increased sales and publicity of personal care products may result in increased regulatory scrutiny of the industry. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business, financial condition or results of operations.

EMPLOYEES

Currently, we have one paid employee and is not covered by an ongoing collective bargaining agreement and the relationship between DermaPlus one employee is considered good.

COMPANY LOCATION AND FACILITIES

Our executive office address is 372 Fifth Avenue, New York, NY 10018. We intend to lease additional manufacturing and laboratory space as the need arises. We may require a larger office space as our business develops commercial activities. Management believes there is an adequate supply of suitable office space available for lease on terms that are acceptable.

SEASONALITY

We do not anticipate our business being seasonal in nature.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding nor are there any legal actions contemplated by us at this time.

                                   MANAGEMENT

DIRECTORS

Presently, we have three persons serving on our Board of Directors.

      NAME                AGE       POSITION
      ----                ---       --------
      Burt D. Ensley       55       Director, President, Chief Financial Officer

      Lorenzo A. DeLuca    54       Director

      Amy Diamond          48       Director



BACKGROUND OF OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

BURT D ENSLEY has been a Director of the Company since its inception. From 2000 to the present, Dr. Ensley has served as the VP of Research and President of NuCycle Therapy, a subsidiary of Integrated BioPharma, a publicly traded (INB) nutraceutical Company. From 1993 through 2000, Dr. Ensley was President, Chief Executive Officer and Director of Phytotech, Inc. A phytoremediation company. Phytotech was sold in 2000. From 1989 through 1992, Dr. Ensley served as Director of Advanced Technology at Envirogen, Inc., a microbial based bio-remediation company. From 1981 to 1989, Dr. Ensley headed the Specialty Chemicals Group at Amgen, Inc. Dr. Ensley received a B.S. and M.S. in Biology from the University of New Mexico in 1974 and 1976 and a Ph.D. in Microbiology from the University of Georgia in 1979. Since 1996, Dr. Ensley serves on the National Science Foundation's BIO Directorate Advisory Board and as a Fellow of the American Academy of Microbiology.

LORENZO A. DELUCA has served as a Director since inception. Mr. DeLuca is the owner and President of Paxton Ventures Corp., a venture capital and consulting firm specializing in emerging growth companies. In connection with Paxton's portfolio investments, Mr. DeLuca has served as officer or director of Action Industries Inc., General Vision Services, Inc., Bio-Reference Laboratories and Merchants Advantage.com. Mr. DeLuca is an attorney admitted to practice in the State of New York and was a founding member of Zervas & DeLuca. Mr. DeLuca received a BA degree from Rutgers College and a J.D. degree from New York Law School.

AMY DIAMOND has served as a Director since inception. She is the founder of Deep River Capital and a Managing Director of Triumph Securities. Prior to that she was Managing Director of Chatsworth Securities, LLC and Director of Nolan Securities. She was an owner and Board member of Glemby International, an international personal care services company with 1300 stores worldwide and was responsible for successfully completing the sale of the Company. Ms. Diamond's career includes corporate finance experience with Lazard Freres and Cornerstone Asset Management. She has substantial experience in the media business having spent several years with the American Broadcasting Company. She has a BA in Psychology from New York University and an MBA in Finance from New York University Graduate School of Business. Ms. Diamond serves on the board of Shakespeare & Company, based in Lenox, Massachusetts.

None of the aforementioned directors and officers are related by blood.

COMPENSATION OF DIRECTORS

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting the company's business in addition the directors receive fees of $1000 for attending meetings of the Board. From time to time the company may engage certain members of the board of directors to perform services on its behalf. In such cases, the company will compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

                             EXECUTIVE COMPENSATION

At the present time we have entered into an employment agreement with Burt Ensley to act as Chairman and Chief Executive Officer. In addition to the grant of options set forth above, the Employment Agreement provides for a 3 year term with an annual salary of $60,000 for the first two years rising to $200,000 in the third year. The salary may be deferred at our option during the first two years.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                             ANNUAL COMPENSATION                      AWARDS
                             -------------------                      ------
                                                                    SECURITIES
                                                                     UNDERLYING            ALL OTHER
                               YEAR     SALARY         BONUS          OPTIONS (#)         COMPENSATION
                               ----     ------         -----          -------             ------------

Burt  Ensley -
Chairman, President            2004     $60,000                        100,000
and Chief Executive
Officer




OPTIONS GRANTED DURING LAST FISCAL YEAR

At present time the Board of Directors has issued 250,000 options pursuant to the Stock Option Plan to members of the Board of Directors at an exercise price of $.15 per share as follows: Burt Ensley 100,000 Amy Diamond 75,000 and Lorenzo DeLuca 75,000. In addition DermaPlus has agreed to issue 300,000 additional options to the Chairman and Chief Executive Officer at the rate of 50,000 options for every six months completed during the term of the agreement in accordance with his employment agreement.

SUMMARY OF 2004 STOCK OPTION PLAN

Qualified directors, officers, employees, consultants and advisors of ours and our subsidiaries are eligible to be granted (a) stock options ("Options"), which may be designated as nonqualified stock options ("NQSOs") or incentive stock options

("ISOs"), (b) stock appreciation rights ("SARs"), (c) restricted stock awards ("Restricted Stock"), (d) performance awards ("Performance Awards") or
(e) other forms of stock-based incentive awards (collectively, the "Awards"). A director, officer, employee, consultant or advisor who has been granted an Option is referred to herein as an "Optionee" and a director, officer, employee, consultant or advisor who has been granted any other type of Award is referred to herein as a "Participant."

The Omnibus Committee administers the Stock Option Plan and has full discretion and exclusive power to (a) select the directors, officers, employees, consultants and advisors who will participate in the Stock Option Plan and grant Awards to such directors, officers, employees, consultants and advisors, (b) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Stock Option Plan, and (c) resolve all questions relating to the administration of the Stock Option Plan. Members of the Omnibus Committee receive no additional compensation for their services in connection with the administration of the Stock Option Plan.

The Omnibus Committee may grant NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of common stock during such time as the Omnibus Committee may determine, not to exceed ten
(10) years, at a price determined by the Omnibus Committee that, unless deemed otherwise by the Omnibus Committee, is not less than the fair market value of the common stock on the date the NQSO is granted. An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No ISOs may be granted under the Stock Option Plan to an employee who owns more than 10% of our outstanding voting stock ("Ten Percent Stockholder") unless the option price is at least 110% of the fair market value of the common stock at the date of grant and the ISO is not exercisable more than five (5) years after it is granted. In the case of an employee who is not a Ten Percent Stockholder, no ISO may be exercisable more than ten (10) years after the date the ISO is granted and the exercise price of the ISO shall not be less than the fair market value of the common stock on the date the ISO is granted. Further, no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of common stock with an aggregate fair market value (determined as of the date of grant of each ISO) in excess of $100,000USD. An ISO (or any installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

The exercise price of the common stock subject to a NQSO or ISO may be paid in cash or, at the discretion of the Omnibus Committee, by a promissory note or by the tender of common stock owned by the Option holder or through a combination thereof. The Omnibus Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine.

A SAR is a right granted to a Participant to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be based on the excess, if any, of the fair market value of a share of common stock on the exercise date over the exercise price of the SAR, which will not be less than the fair market value of the common stock on the date the SAR is granted. In the case of an SAR granted in tandem with an ISO to an employee who is a Ten Percent Stockholder, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the date the SAR is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Omnibus Committee, which price per share may not be less than the par value of the common stock, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Omnibus Committee may determine.

A Performance Award granted under the Stock Option Plan (a) may be denominated or payable to the Participant in cash, common stock (including, without limitation, Restricted Stock), other securities or other Awards and (b) shall confer on the Participant the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Omnibus Committee shall establish. Subject to the terms of the Stock Option Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Omnibus Committee.

The Omnibus Committee may grant Awards under the Stock Option Plan that provide the Participants with the right to purchase common stock or that are valued by reference to the fair market value of the common stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Omnibus Committee (and may include terms contingent upon a change of control of DermaPlus); provided that such Awards shall not be inconsistent with the terms and purposes of the Stock Option Plan.

The Omnibus Committee determines the price of any such Award and may accept any lawful consideration.

The Omnibus Committee may at any time amend, suspend or terminate the Stock Option Plan; provided, however, that (a) no change in any Awards previously granted may be made without the consent of the holder thereof and (b) no amendment (other than an amendment authorized to reflect any merger, consolidation, reorganization or the like to which we are a party or any reclassification, stock split, combination of shares or the like) may be made increasing the aggregate number of shares of the common stock with respect to which Awards may be granted or changing the class of persons eligible to receive Awards, without the approval of the holders of a majority of our outstanding voting shares.

In the event a Change in Control (as defined in the Stock Option Plan) occurs, then, notwithstanding any provision of the Stock Option Plan or of any provisions of any Award agreements entered into between any Optionee or Participant and us to the contrary, all Awards that have not expired and which are then held by any Optionee or Participant (or the person or persons to whom any deceased Optionee's or Participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

Although we have no intentions of merging, consolidating or otherwise reorganizing, if we are a party to any merger, consolidation, reorganization or the like, the Omnibus Committee has the power to substitute new Awards or have the Awards be assumed by another corporation. In the event of a reclassification, stock split, combination of shares or the like, the Omnibus Committee shall conclusively determine the appropriate adjustments.

No Award granted under the Stock Option Plan may be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and except in the case of the death or disability of an Optionee or a Participant, Awards shall be exercisable during the lifetime of the Optionee or Participant only by that individual.

The Stock Option Plan and all Award agreements shall be construed and enforced in accordance with and governed by the laws of Delaware.

                                 CODE OF ETHICS

As we presently have only one employee, we have not yet found the need to adopt a code of ethics. However, it is our intent to adopt such a code with respect to our executive officers once we have a minimum of 5 full-time employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 14, 2004 a shareholder, A-Street Capital Corp. entered into a loan agreement with us pursuant to which A-Street agreed to lend up to $400,000 to us in four equal monthly installments beginning in November 2004. We have borrowed $200,000 pursuant to this credit agreement. On December 15, 2004, the parties agreed to convert the notes to shares of common stock at a price of $.20 per share. At the present time we do not anticipate borrowing any additional funds from A-Street

Under the terms of our exclusive license agreement with Matrix Design, Inc., we agreed to pay a royalty of three percent (3%) on any amounts received from sales of our products. Minimum royalties of twenty-five thousand dollars ($25,000) for the year 2004 are payable January 31, 2005 and those of one hundred thousand dollars ($100,000) for the year 2005 are payable January 31, 2006. Improvements to the intellectual property by DemaPlus are subject to a royalty free license to Matrix Design.

On October 1, 2004, we entered into a Research and Development Agreement with Modular Genetics, Inc. requiring us to pay $20,000 per month for the development and maintenance of a Data Library of human genetic sequences for Extracellular Matrix Proteins for a period of 12 months. Data and any intellectual property generated during the term of the agreement will be the property of DermaPlus.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our articles of Incorporation and By-Laws provide that our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Delaware General Corporation Law, provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

In addition, Delaware General Corporation Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

We also intend to purchase customary directors' and officers' liability insurance policies for its directors and officers, if such insurance is available at a cost that the Board of Directors deems prudent.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 16, 2004, information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers. As of such date there were 5,790,000 shares of our common stock outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them. The post-offering shares assume that the offering is fully-subscribed. All shares reserved for outstanding warrants, options and incentive grants are not included in the post-offering equity calculations.


                                                            Percentage of Shares
                                                             Beneficially Owned

                                                                                               After the
    Name and Address of            Number of Shares          Shares Before the                 Offering
    Beneficial Owner(1)           Beneficially Owned              Offering                   Assuming All
    -------------------           ------------------              --------                   Shares Are Sold
                                                                                             ---------------
Matrix Design(2)

                                             2,450,000                      42.3%                        36%
Burt  Ensley - Director
and Executive Officer

Amy Diamond -                                  620,000                      10.7%                       9.1%
Director

A Street Capital, LLC(3)                     2,400,000                     41.45%                      35.3%

Lorenzo A. DeLuca(4)                           300,000                       5.2%                       4.4%

All Officers and
Directors as a Group                         3,370,000                      58.2%                      49.6%


(1) The address for these persons or entities named above is [insert], except where otherwise noted.

(2) MatrixDesign is an affiliate of Burt Ensley, Chairman of the Board and President of DermaPlus, Inc. The address for this entity is PMB 1319, 2675 w. Hwy 89A, Sedona, AZ 86336

(3) The address for this entity is 203 N. LaSalle Street, Suite 1350, Chicago, 60601.

(4) Includes 200,000 shares owned by Adrian and Cristina DeLuca, of which Mr. DeLuca disclaims beneficial ownership.

All officers and directors of DermaPlus, as a group, hold, either directly or indirectly, 3,370,000 shares or 58.2% percent of the total common shares of the issuer currently issued and outstanding. There have been no preferred shares issued to any officer or director of DermaPlus.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation and By-laws, which are included as exhibits to the registration statement of which this Prospectus forms a part, and by the applicable provisions of Delaware law.

We are authorized to issue 10,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. Upon completion of the offering 6,790,000 shares of common stock will be outstanding. No shares of preferred stock have been issued.

COMMON STOCK

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock is prohibited and there are no pre-emptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Subject to the prior rights of creditors, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all remaining assets of the Company.

As of December 29, 2004 we have 8 stockholders of record.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have 6,790,000 shares of common stock outstanding. Of these shares, the 1,000,000 shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased at any time by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act). All of the remaining shares of Common Stock outstanding (5,790,000) are held by existing stockholders and were sold without registration under the Securities Act in reliance upon an exemption from registration and will be "restricted" securities within the meaning of Rule 144. Pursuant to such Rule, 4,000,000 will be eligible for sale in August 2005.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (67,900 shares immediately after the offering) or the average weekly trading volume of Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provision, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to be an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations referred to above. We cannot make predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price for our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

TRANSFER AGENT AND REGISTRAR

We have not yet chosen a transfer agent and registrar for our common stock. We anticipate retaining one prior to the effectiveness of this Prospectus.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US$ 5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

                              PLAN OF DISTRIBUTION

We are registering 1,000,000 shares of our common stock which shall be offered and sold on a self-underwritten basis by Mr. Burt Ensley our Chief Executive Officer and President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Mr. Ensley will be the person responsible for the sales of securities on behalf of DermaPlus and that he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Ensley meets each of the qualifications set forth in such rule as follows: (i) he is not subject to any statutory disqualification; (ii) he is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; (iii) he is not at the time of his participation an associated person of a broker or dealer; and
(iv) he will restrict his participation with respect to such sales to the following activities: (A) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer; (B) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or (C) Performing ministerial and clerical work involved in effecting any transaction.

Although we anticipate being listed on the OTC-Bulletin Board concurrently with the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $5.00 per share. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. The offering price of the shares was arbitrarily determined by us. The offering price of the shares does not have any relationship to our assets, book value, or earnings. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares.

As our offering is "self-underwritten" in nature and at a fixed price of $5.00 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares. We intend to register the shares of common stock in [____________ ].

In addition to the possibility of procuring broker/dealers to sell our securities, we will deliver prospectuses to any friends, relatives, business contacts, colleagues and referrals. We may also place a tombstone(s) advertisement in one or more financial journals such as Barrons or the Wall Street Journal.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

                        CHANGES IN AND DISAGREEMENTS WITH

               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective November 1, 2004, we engaged the firm of Meyler & Company, LLC, an Independent Registered Public Accounting Firm as our principal accountant to audit our financial statements. We had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.

                                  LEGAL MATTERS

The validity of the issuance of certain of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Rubin, Bailin, Ortoli, Mayer & Baker LLP.

                                     EXPERTS

The financial statements of the company as of September 30, 2004, and for the period from inception (May 2004) through September 30, 2004 have been included herein and in the registration statement in reliance upon the reports, included herein, of Meyler & Company, LLC, an Independent Registered Public Accounting Firm, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

                             ADDITIONAL INFORMATION

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                          INDEX TO FINANCIAL STATEMENTS







                          AUDITED FINANCIAL STATEMENTS

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                               September 30, 2004

CONTENTS

--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm               Page   F-1

Balance Sheet                                                                F-2

Statement of Operations                                                      F-3

Statement of Cash Flows                                                      F-4

Statement of Stockholders' Equity                                            F-5

Notes to Financial Statements                                                F-6

Report of Independent Registered Public Accounting Firm

To the Board of Directors
DermaPlus, Inc.
New York, NY 10018

We have audited the accompanying balance sheet of DermaPlus, Inc. as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period May 17, 2004 to September 30, 2004. These financial statements are the responsibility of DermaPlus, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly in all material respects the financial position of DermaPlus, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the period May 17, 2004 to September 30, 2004. in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred a net loss of $183,957 since inception and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                     /s/  Meyler & Company, LLC
                                                     --------------------------
Middletown, NJ
December 9, 2004

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET
                               September 30, 2004


                                     ASSETS

CURRENT ASSETS

    Cash                                                               $124,685
                                                                       ---------

         Total Current Assets                                           124,685
                                                                       ---------

OTHER ASSETS

   License agreement                                                      2,000
                                                                       --------

         Total Assets                                                  $126,685
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued salary                                                     $  15,000
   Accrued royalty fees                                                  14,912
   Accrued other expenses                                                 4,738
   Due to employee                                                        3,007
                                                                       --------

         Total Current Liabilities                                       37,657

STOCKHOLDERS' EQUITY
    Preferred stock, authorized 5,000,000 shares;
        $0.001 per value, none issued
   Common stock, authorized 10,000,000
        Shares; $0.001 par value; issued
        and outstanding 4,220,000
        shares at September 30, 2004                                      4,220
   Additional contributed capital                                       269,780
   Stock subscription receivable                                         (1,015)
   Deficit accumulated during the development stage                    (183,957)
                                                                      ---------

         Stockholders' Equity                                            89,028
                                                                      ---------
         Total Liabilities and Stockholders' Equity                    $126,685
                                                                      ++=======



                 See accompanying notes to financial statements.

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
                For the Period May 17, 2004 to September 30, 2004

COSTS AND EXPENSES:

   Research and development expenses                               $    104,965
   Administrative expenses                                               78,992
                                                                   ------------

NET (LOSS) FOR THE PERIOD                                          $   (183,957)
                                                                   ============

NET (LOSS) PER SHARE OF COMMON STOCK
   (BASIC AND DILUTED)                                                   (0.12)

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (BASIC AND DILUTED)                              1,535,285
                                                                      ==========





                 See accompanying notes to financial statements.
                                 DERMAPLUS, INC.

                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                For the Period May 17, 2004 to September 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                           $(183,957)
   Changes in assets and liabilities:
     Accrued salary                                                      15,000
     Accrued royalty fees                                                14,912
     Accrued other expenses                                               4,738
     Due to employee                                                      3,007
                                                                      ---------

         Net cash used by operating activities                         (146,300)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Sale of common stock                                                 270,985
                                                                      ---------
         Net cash provided by investing activities                      270,985
                                                                      ---------

         Net increase in cash                                           124,685

CASH AT BEGINNING OF PERIOD
                                                                      ---------
CASH AT END OF PERIOD                                                 $ 124,685
                                                                      =========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Non-cash activities
     Issuance of 2,000,000 shares of common stock to
       principal stockholder for license agreement                    $   2,000
                                                                      =========


                 See accompanying notes to financial statements.

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                       May 17, 2004 to September 30, 2004

                                        Common Stock              Additional
                                ----------------------------      Contributed     Accumulated      Subscription
                                   Shares           Amount          Capital         Deficit         Receivable         Total
                                -----------      -----------      -----------     -----------      -----------      -----------
Issuance of common stock
  @ $0.10 per share                 200,000      $       200      $    19,800                                       $    20,000

Issuance of common stock
  @ $0.125 per share              2,000,000            2,000          248,000                      $    (1,015)         248,985

Issuance of common stock
  @ $0.001 per share              2,000,000            2,000                                                              2,000

Issuance of common stock
  @ $0.10 per share                  20,000               20            1,980                                             2,000

Net loss for the period                                                           $  (183,957)                         (183,957)
                                -----------      -----------      -----------     -----------      -----------      -----------

Balance, September 30, 2004       4,220,000      $     4,220      $   269,780     $  (183,957)     $    (1,015)     $    89,028
                                ===========      ===========      ===========     ===========      ===========      ===========

                 See accompanying notes to financial statements.

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENT
                               September 30, 2004

NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         DermaPlus, Inc. (the Company,) a development stage enterprise, was organized under the laws of Delaware on May 17, 2004. The Company, under a license agreement, produces, designs, and synthesizes protein polymers and incorporates them into uniquely formulated personal care products. At the present time, the Company is developing and improving the patented formulation for future marketing and has not yet begun production.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Stock-Based Compensation

         SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (1) using the fair value method or (2) using the intrinsic value method as prescribed by accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been if the Company adopted the fair value method. The Company accounts for employee stock based compensation in accordance with the provisions of APB 25. For non-employee options and warrants, the company uses the fair value method as prescribed in SFAS 123.

         Business Combinations and Goodwill

         In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

         In July 2001, the FASB issued SFAS NO. 142, "Goodwill and Other Intangible Assets", which the Company adopted during 2003. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               September 30, 2004

NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Business Combinations and Goodwill (Continued)

         impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

         Net Loss Per Common Share

         The Company computes per share amounts in accordance with Statement of Financial Accounting standards ("SFAS") No. 128, "Earnings per Share." SFAS per share ("EPS") requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) $(183,597) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods.

         Research and Development Costs

         Research and development costs are charged to research and development expenses as incurred.

NOTE B - GOING CONCERN

         As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $183,957 since inception and is considered a company in the development stage. Management's plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               September 30, 2004

NOTE B - GOING CONCERN (CONTINUED)

         the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTIONS

         License Agreement

         On June 21, 2004, the Company was granted a license from Matrix Design, Inc., a company owned and controlled by the President and Chief Executive Officer of the Company. The license agreement allows the Company to manufacture and market a personal skin care product under a patent formulated and developed by Matrix Design, Inc. In consideration for the license agreement, the Company granted to Matrix 2,000,000 shares of its common stocks. Under the terms of the license agreement, the Company is required to pay (1) monthly royalties of 3% of net sales of the licensed products sold and (2) minimum royalties of $25,000 for the year 2004, $100,000 for the year 2005, and $300,000 for the year 2006. Commencing in 2007, an annual minimum royalty of $500,000 is due annually. Monthly royalties will be offset against the annual minimums.

         Additionally, any enhancements and/or improvements to the licensed technology are subject to a royalty free worldwide license back to Matrix Design, Inc. Under the terms of the license agreement, the Company must meet certain financial and product development objectives. The Company has defaulted on meeting these objectives and Matrix Design, Inc. has extended the deadline to March 1, 2005.

         DermaPlus Investors, LLC

         On June 23, 2004, DermaPlus Investors, LLC, a Nevada limited liability corporation invested $250,000 in the Company in exchange for 2,000,000 shares of the Company's common stock. The principal member of DermaPlus Investors, LLC is A-Street Capital, an investment banking firm which has a designee on the Board of DermaPlus, Inc..

NOTE  D -  INCOME TAXES

         The Company has adopted Financial Accounting Statement SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At September 30, 2004, these differences resulted in a deferred tax asset of approximately $55,000. SFAS No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at September 30, 2004.

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               September 30, 2004

NOTE  D -  INCOME TAXES (CONTINUED)

         The Company's net operating loss carry forward amounted to approximately $184,000, which will expire through 2019.

NOTE E - STOCKHOLDERS' EQUITY

         Issuance of Common Stock

         On June 25, 2004, the Company issued 2,000,000 shares of its common stock to Matrix Design, Inc. for a license agreement. Matrix Design, Inc. is a company owned by the President and Chief Executive Officer of the Company. The shares were valued at $0.001 per share.

         On June 25, 2004, the Company, sold 2,000,000 shares of its common stock to DermaPlus, Investors, LLC in consideration of $250,000 or $0.125 per share.

         On August 3, 2004, the Company sold 200,000 shares of its common stock to the President of the Company in consideration of $20,000 or $0.10 per share.

         On September 21, 2004, the Company sold 20,000 shares of its common stock to an individual in consideration of $2,000 or $0.10 per share.

         Stock Option Plan

         The Company, on June 4, 2004, adopted Qualified and Non-Qualified Incentive Stock Option Plans and reserved 2,000,000 shares of its common stock for the plans. At September 30, 2004, the Board of Directors had granted 16,000 Non-Qualified Stock Options to a consultant. These options were granted in August and September 2004 at the rate of 8,000 per month at an exercise price of $0.20 per share. Under the terms of the option agreement, 20% of the options granted become exercisable one year from date of grant and 20% become exercisable on the next four anniversaries of the grant date. At September 30, 2004, the Company has not recorded stock based compensation for the options granted since the strike price of the option is in excess of the Company's book value per share and the Company's most recent per share amount for stock sold under Company private placements.

NOTE F - COMMITMENTS AND CONTINGENCIES

         On July 1, 2004, the Company entered into a 3 year employment agreement with the President of the Company. On November 17, 2004, the contract was amended to commence January 1, 2005 for a period of three years. Compensation under the agreement is $60,000 for the first two years and $200,000 for the third year. The agreement also provides for reimbursement of reasonable travel expenses, an allowance of $500 per month for a home office and the granting of 400,000 incentive stock options at a price of $0.15 per share.

NOTE G - SUBSEQUENT EVENTS

         On October 12, 2004, the Board of Directors approved a loan arrangement with A-Street Capital in the amount of $400,000. The loan includes interest at the rate of 6% and is unsecured. The loan will be made in four equal advances of $100,000 on October 15, 2004, December 1, 2004,

                                 DERMAPLUS, INC.
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENT (CONTINUED)
                               September 30, 2004

NOTE G - SUBSEQUENT EVENTS (CONTINUED)

         January 15, 2005, and March 1, 2005. The first two advances have been received by the Company. At the November 17, 2004 Board of Directors meeting, the Board approved the conversion of $200,000 of loan proceeds into 1,000,000 shares of its common stock. As at December 12, 2004, this conversion has not yet taken place.

         On November 17, 2004, the Board approved a consulting agreement to a Professor of Agricultural Chemistry at Texas A&M University at the rate of $1,000 per day and 10,000 stock options at an exercise price of $0.25 per share.

         On November 17, 2004, the Board approved the issuance of 120,000 shares of its common stock to two officers of the corporation for services rendered.

         On November 17, 2004, the Board approved the issuance of 250,000 shares of its common stock to the President of the Company for salary accrued under his employment contract. Additionally, the board extended the start and termination dates of the agreement by 6 months.

         On November 2, 2004, the Company entered into a consulting agreement to conduct research and development in the area of molecular biology of elastin. The agreement provides for a monthly payment to Modular Genetics, Inc. of $20,000 per month commencing October 1, 2004.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS.

Our Articles of Incorporation permit indemnification to the fullest extent permitted by Delaware law. Our by-laws require us to indemnify any person who was or is an authorized representative of ours, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of ours, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of ours and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. We shall also indemnify any person who was or is an authorized representative of ours and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of ours, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of ours, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under our by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of ours have been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. We currently do not maintain a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

       Registration Fee............................                     $    655
       Printing and Engraving Expenses ............                     $  5,000
       Accounting Fees and Expense ................                     $ 25,000
       Legal Fees and Expenses ....................                     $ 50,000
       Transfer Agent's Fees and Expenses .........                     $  1,500
       Miscellaneous ..............................                     $  5,500

                              Total................                     $ 87,155

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sale of our common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

On or June 28, 2004 the Company issued 2,000,000 shares of common stock to Dermaplus Investors LLC a Nevada limited liability company one third owned by director Amy Diamond in consideration of the sum of $250,000. The remaining two thirds of Dermaplus Investors LLC is owned by A-Street Capital. A-Street, in addition to having access to the books and records of DermaPlus as well as ample access to our management, was considered sophisticated enough pursuant to Registration D of the Securities Act to understand the risks of an investment in our company. As it had such knowledge and experience in financial and business matters, it was in a position to evaluate such risks. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

On or June 1, 2004 the Company issued 2,000,000 shares of common stock to Matrix Design Inc. a Delaware corporation 80% owned by Burt Ensley in consideration of the execution of a License Agreement to use the certain patented technology and know how owned by Matrix Design. Matrix, in addition to having access to the books and records of DermaPlus as well as ample access to our management, was considered sophisticated enough pursuant to Registration D of the Securities Act to understand the risks of an investment in our company. As it had such knowledge and experience in financial and business matters, it was in a position to evaluate such risks. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

On August 3, 2004 the Company issued 200,000 shares of common stock to Burt Ensley, our President, in consideration of the sum of $20,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

On November 2, 2004 the Company issued 200,000 shares of common stock to Adrian and Cristina DeLuca, adult children of Lorenzo DeLuca, our Secretary, in consideration of the sum of $20,000. Mr. DeLuca disclaims beneficial ownership of this stock. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof.

In November, 2004 the Company issued 250,000 shares of its common stock to Mr. Burt Ensley in consideration of his waiver of all outstanding and unpaid salaries in the amount of $20,000 and the amendment of his employment agreement to start as of January 1, 2005 and terminate on December 31, 2008. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

In November, 2004 the Company issued 100,000 shares of its common stock to Mr DeLuca in consideration of his waiver of outstanding legal fees in the sum of $10,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

In November, 2004 the Company issued 20,000 shares of its common stock to Ms Diamond in consideration of his waiver of outstanding consulting fees in the sum of $2,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

ITEM 27. EXHIBITS.

  EXHIBIT NO.                       DESCRIPTION
  -----------                       -----------

    3.1      Certificate of Incorporation of the Registrant*

    3.2      By-laws of the Registrant

    4.1      Specimen Common Stock Certificate*

    5.1 Opinion of Rubin, Bailin, Ortoli, Mayer & Baker LLP with respect to the validity of the shares

    9.1      Shareholders Agreement between Matrix and Dermaplus Investors LLC

    10.1     A-Street Loan Agreement*

    10.2     Matrix License Agreement

    10.3     2004 Omnibus Stock Option Plan

    10.4     Form of Subscription Agreement*

    10.5     Ensley Employment Agreement

    23.1     Consent of Meyler & Company LLC

    23.2     Consent of Rubin, Bailin, Ortoli, Mayer & Baker LLP (included in
             Exhibit 5.1)

*To be included in a subsequent amended filing

Item 28. Undertakings.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b),
Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York on December 29, 2004.

                                          DERMAPLUS, INC.

                                          By: /s/ Burt Ensley
                                              ---------------------------
                                              Burt Ensley
                                              Chairman of the Board of Directors
                                              and President
                                             (Principal Executive Officer)